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                                                                  Exhibit 10.34
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                              INTERSIL CORPORATION
                         1999 EQUITY COMPENSATION PLAN
                     EXECUTIVE OFFICER TERMS AND CONDITIONS
                          (EFFECTIVE AUGUST 31, 2000)
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          Intersil Corporation (the "Company") has granted you a non-qualified option (the "Option") to purchase a certain number of shares of common stock of the Company pursuant to the Intersil Corporation 1999 Equity Compensation Plan (the "Plan"). The specific terms of your Option are controlled by your stock option grant letter, the terms of the Plan and the following Terms and Conditions. Capitalized terms which are not defined in this document will have the meanings specified in the Plan or in your stock option grant letter.

          1.    Vesting and Initial Exercisability.
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          Subject to Section 2, to the extent that there has been no termination of your employment and your Option has not otherwise expired or been forfeited, your Option shall vest and become exercisable as set forth below:

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          If you have remained continuously employed by the             Your vested
                   Company from the Grant Date to:                     percentage is:
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
           the first anniversary of the Grant Date                           25%
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           the second anniversary of the Grant Date                          50%
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           the third anniversary of the Grant Date                           75%
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           the fourth anniversary of the Grant Date                         100%
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

          2.    Term.  If you have not fully exercised your Option prior to the
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tenth anniversary of the Grant Date (the "Expiration Date"), you will not be permitted to exercise, and will forfeit any remaining portion of, your Option. Your Option will also expire and be forfeited at such times and in such circumstances as otherwise provided herein or under the Plan.


          3.    Exercise Upon and After Termination of Employment.
                -------------------------------------------------

                a.    Termination on Retirement, Disability or Death. If you
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      have a Termination of Service as a result of your Retirement, Disability or Death, or if you die within 90 days of a Termination of Service, when such Termination of Service is for a reason other than Cause, the unexercised and vested portion of your Option will remain exercisable by you, your estate, the persons who acquired the right to exercise your Option by bequest or inheritance, as applicable, until the earlier of the end of the 180-day period immediately following your Termination of Service or the Expiration Date. Such portion of your Option shall terminate to the extent not exercised within such period. Any unvested portion of your Option will terminate and will be forfeited upon such Termination of Service.

                b.    Termination for Cause.  If you have a Termination of
                      ---------------------
      Service on account of a termination for Cause, your Option will immediately expire on the date of
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      such Termination of Service and you will forfeit all Shares underlying any exercised portion of your Option for which the Company has not delivered certificates, and the Company shall refund to you the Option Price you paid for any such Shares.

                c.    Termination for Any Other Reason. If you have a
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      Termination of Service as a result of any reason other than your
      Retirement, Disability, Death or for Cause, any unexercised, vested portion of your Option will remain exercisable until the earlier of the end of the 90-day period immediately following your date of termination or the Expiration Date. Such portion of your Option shall terminate to the extent not exercised within such period. Any unvested portion of your Option will terminate and will be forfeited upon such Termination of Service.

          4.    Method of Exercising Your Option.
                --------------------------------

                a.    Notice and Representation.  When you want to exercise any
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      vested portion of your Option, you must give written notice to the
      Company's third party administrator as designated in the exercise instructions provided to you (the "Exercise Instructions") specifying the number of Shares that you would like to purchase, together with payment of the Option Price in accordance with Section 4(b). As used in this Section 4, "Option Price" means the product obtained by multiplying the Option Price by the number of Shares you wish to purchase.

                b.    Method of Payment.  To exercise your Option, you must pay
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      to the Company's third party administrator the Option Price, together with the withholding tax due pursuant to the third sentence of this Section
      4(b) either: (a) in U.S. dollars via wire transfer of immediately available funds or (b) by any other method of payment that the Committee may approve. Payment must be made in accordance with the Exercise Instructions. In addition to payment of the Option Price, you must pay to the Company's third party administrator any amount of withholding tax that is due as determined by the Company's third party administrator in accordance with the Exercise Instructions.

         5.     Transferability of Your Option.  You may transfer your Option
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only by will or the laws of descent and distribution. In addition, any Shares issued or issuable to you under the Plan are subject to any transfer restrictions set forth in your stock option grant letter.

         6.     Incorporation by Reference.  Your Option shall be subject to the
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terms, conditions and limitations set forth herein, those of the Plan and those of your stock option grant letter, which are incorporated herein by reference. In the event of any contradiction, distinction or differences between these Terms and Conditions and the terms of the Plan, the terms of the Plan will control.

         7.     Governing Law.  Your Option and these Terms and Conditions shall
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be construed in accordance with the laws of the State of Delaware.

         8.     Miscellaneous.
                -------------

                a. The captions of these Terms and Conditions are not part of the provisions hereof and shall have no force or effect. These Terms and Conditions, as they apply to your Option, may not be amended or modified, except pursuant to a written agreement between you and the Company. The invalidity or unenforceability of any

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      provision of these Terms and Conditions shall not affect the validity or enforceability of any other provision of these Terms and Conditions.

                b. The Committee may make such rules and regulations and establish such procedures for the administration of your Option and these Terms and Conditions as it deems appropriate. Without limiting the generality of the foregoing, the Committee may interpret these Terms and Conditions, with such interpretations to be conclusive and binding on all persons and otherwise accorded the maximum deference permitted by law. In the event of any dispute or disagreement as to the interpretation of these Terms and Conditions or of any rule, regulation or procedure, or as to any question, right or obligation arising from or related to these Terms and Conditions, the decision of the Committee shall be final and binding on all persons.

                c. All notices hereunder shall be in writing, and if to the Company or the Committee, shall be delivered to the Board of Directors of the Company or mailed to its principal office, addressed to the attention of the Board of Directors; and if to you, shall be delivered personally, sent by facsimile transmission or mailed to you at the address appearing in the records of the Company. Such addresses may be changed at any time by written notice to the other party given in accordance with this Section 8(c).

                d. The failure of you or the Company to insist upon strict compliance with any provision of these Terms and Conditions or the Plan, or to assert any right that you or the Company, respectively, may have under these Terms and Conditions or the Plan, shall not be deemed to be a waiver of such provision or right or any other provision or right of these Terms and Conditions or the Plan.

                e. Nothing in these Terms and Conditions shall confer on you the right to continue in the service or employment of the Company or interfere in any way with the right of the Company and its stockholders to terminate your service or employment at any time.

          9.    Vesting on Change of Control.
                ----------------------------

                a. Notwithstanding anything in your stock option grant letter or in these Terms and Conditions to the contrary, if within 24 months of the date of a Change of Control, your employment is involuntarily terminated without Cause or you voluntarily terminate your employment for Good Reason, your Option shall be immediately 100 percent vested and you shall have a period of 24 months, or until the Expiration Date if shorter, to exercise the Option.

                b. For purposes of this Section 9, "Good Reason" shall mean a termination of your employment at your initiative following the occurrence of one or more of the following events:

                      (i) The assignment of any duties or responsibilities or a change in duties or reporting lines, which represent a material diminution of your duties, responsibilities, title or reporting lines as they existed immediately prior to the Change of Control;

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                      (ii)  a decrease in your annual salary, incentive
                compensation or other employee benefits, from your salary, incentive compensation or other employee benefits as they existed immediately prior to the Change of Control;

                      (iii) any failure to secure the agreement of any successor corporation or other entity to the Company to fully assume the Company's obligations to you under your stock option grant letter and these Terms and Conditions or your change in control agreement;

                      (iv) a relocation of your principal place of employment to a location that increases by more than 50 miles the distance you are required to commute from your primary residence immediately prior to the Change in Control, unless such relocation is to Intersil's west coast headquarters located in Irvine, California; or

                      (v) any material unremedied breach by the Company of your stock option grant letter or these Terms and Conditions or your change in control agreement.

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